Exhibit 5.2

April 30, 2021

Chemomab Therapeutics Ltd.

Kiryat Atidim, Building 7

Tel Aviv, Israel 6158002

Re:	Chemomab Therapeutics Ltd. Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special U.S. legal counsel for Chemomab Therapeutics Ltd., a company organized under the Laws of the State of Israel (the “Company”), in connection with the filing of a registration statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s offering of up to an aggregate of up to $200,000,000 of any combination of: (i) ordinary shares, no par value, of the Company (“Ordinary Shares”); (ii) American Depositary Shares, each representing twenty (20) Ordinary Shares (“ADSs”); (iii) debt securities of the Company (“Debt Securities”); (iv) warrants to purchase ADSs (“Warrants”); and (v) purchase units consisting of one or more of the other securities of the Company offered under the Registration Statement (“Units”). The Ordinary Shares, ADSs, Debt Securities, Warrants and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”).

The Debt Securities may be issued in one or more series pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”). The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein. The Units will be issued under a unit agreement (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	an English translation of the Company’s Amended and Restated Articles of Association, as amended to the date hereof (the “Charter”);

(3)	the Indenture; and

(4)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinions set forth below, in each case subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that at the time of execution, countersignature, issuance and delivery of any Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee.

Greenberg Traurig, P.A. ■ Attorneys at Law ■ WWW.GTLAW.COM

333 Southeast Second Avenue, Suite 4400, Miami, Florida 33131 ■ Tel: 305.579.0500 ■ Fax 305.579.0717

Chemomab Therapeutics Ltd.

April 30, 2021

We have further assumed (a) that each of the Securities and each applicable agreement pursuant to which such Securities will be issued will be duly authorized, executed and delivered by the parties thereto in accordance with applicable law, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement and in accordance with the Charter, (b) that each of the Securities will be validly issued, fully paid and nonassessable (to the extent applicable), (c) that the Debt Securities, the Indenture, the Warrants, and the Units will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Debt Securities, the Indenture, the Warrants, and the Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued Ordinary Shares will be available for issuance under the Charter, as then in effect.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)       With respect to Debt Securities to be issued under the Indenture, when (A) the trustee under the Indenture has duly executed and delivered the Indenture, (B) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee thereunder, (C) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (D) the Company’s board of directors (the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (E) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(2)       With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the Board to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Greenberg Traurig, P.A. ■ Attorneys at Law ■ WWW.GTLAW.COM

333 Southeast Second Avenue, Suite 4400, Miami, Florida 33131 ■ Tel: 305.579.0500 ■ Fax 305.579.0717

Chemomab Therapeutics Ltd.

April 30, 2021

(3)       With respect to the Units, assuming (i) the taking of all necessary corporate action by the Board to approve (x) the execution and delivery of any Unit Agreement and (y) any Securities to be issued separately or as part of any such Unit (ii) the due execution, countersignature, issuance and delivery of such Unit Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the Board and otherwise in accordance with the provisions of the applicable Units Agreement and such agreement, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Drew M. Altman
Drew M. Altman, Esq.

Greenberg Traurig, P.A. ■ Attorneys at Law ■ WWW.GTLAW.COM

333 Southeast Second Avenue, Suite 4400, Miami, Florida 33131 ■ Tel: 305.579.0500 ■ Fax 305.579.0717